UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013
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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

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District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory; Arrangements of Certain Officers.

On June 21, 2013, National Rural Utilities Cooperative Finance Corporation (the “Company”) announced that J. Andrew Don, Senior Vice President and Treasurer, will become the Senior Vice President and Chief Financial Officer of the Company, effective July 1, 2013. Steven L. Lilly, the current Senior Vice President and Chief Financial Officer of the Company, will remain with the Company as Senior Vice President, Special Asset Management. Biographical and compensation information with respect to Mr. Don is contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 15, 2012, and is incorporated herein by reference.

In addition, the Company announced that Roberta Aronson will become the  Senior Vice President and General Counsel, effective July 1, 2013. John J. List, the current Senior Vice President, Member Services and General Counsel of the Company, will remain with the Company as Senior Vice President, Member Services. Ms. Aronson joined CFC as an Assistant General Counsel in July 1995. She served as Deputy General Counsel from June 1997 to the present. Prior to joining CFC, Ms. Aronson was a partner in the law firm of Thompson, Hine and Flory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
     Steven L. Lilly
Senior Vice President and Chief Financial Officer

Dated:  June 24, 2013